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                                                                  EXHIBIT 10.9

THIS NOTE HAS NOT BEEN REGISTERED PURSUANT TO ANY FEDERAL OR STATE SECURITIES LAWS AND MAY NOT BE SOLD OR TRANSFERRED IN VIOLATION OF ANY FEDERAL OR STATE SECURITIES LAWS AND THIS NOTE IS SUBJECT TO RESTRICTIONS ON TRANSFERS SET FORTH IN THE AGREEMENT REFERRED TO BELOW.



                               IGF Holdings, Inc.



                          SUBORDINATED PROMISSORY NOTE


$3,475,269.00                                         Indianapolis, Indiana
                                                        April 29, 1996


         FOR VALUE RECEIVED, IGF Holdings, Inc. ("IGF Holdings"), hereby promises to pay to Pafco General Insurance Company ("Pafco"), or its registered assigns, the principal sum of Three Million Four Hundred Seventy-Five Thousand, Two Hundred Sixty-Nine Dollars ($3,475,269) on the earlier of (i) November 30, 1996, or (ii) a IGF or SIG Company Sale (as defined in the Agreement referred to below), together with accrued but unpaid interest, computed on the basis of the actual number of days elapsed over a 360-day year, on the unpaid principal balance hereof until paid in full at the rate per annum of 1.00 percentage point over the Index described below from the date hereof until October 1, 1996 and thereafter until the entire principal balance is paid in full at the rate of
2.00 percentage points over the Index described below, payable in cash quarterly in arrears on July 1, 1996 and October 1, 1996. IGF Holdings may pay without penalty or premium all or a portion of the amount owed hereunder earlier than it is due, but only with the prior written consent of Union Federal (as hereinafter defined).

         The interest rate on this Note is subject to change from time to time based on changes in an independent index which is the Wall Street Journal Prime Rate (the "Index"). If the Index becomes unavailable during the term of this loan, Pafco may designate a substitute Index after notice to IGF Holdings. The interest rate change will not occur more often than each day. The Index currently is 8.250% per annum. The interest rate or rates to be applied to the unpaid principal balance of this Note will be the rate or rates set forth above.
NOTICE: Under no circumstances, will the interest rate on this Note be more than the maximum rate allowed by applicable law.

         All payments of principal (including any prepayments or redemptions), interest and premium (if any) hereunder shall be made by IGF Holdings in lawful money of the United States of America in immediately available funds (or at the written request of Pafco or any successor holder of this Note, by certified or bank check) not later than 12:00 noon, Indiana time, on the date each such payment is due, by crediting such account in such bank as Pafco or any successor holder of this Note may designate in writing to IGF Holdings.

         This Note is issued pursuant to a Stock Purchase Agreement, dated as of January 31, 1996, as amended (the "Agreement"), by and among Newco Holdings Company, GS Capital Partners II, L.P., Goran Capital, Inc. and Symons International Group, Inc., and Pafco or any successor holder of this Note is entitled to the benefits thereof and may enforce the agreements of IGF Holdings contained therein and


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exercise  the remedies  provided  for thereby or otherwise  available in respect thereof or of any of the other Purchaser Documents. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Agreement and the Exhibits attached thereto. Neither this reference to the Agreement nor any provision thereof shall affect or impair the absolute and unconditional obligation of IGF Holdings to pay the principal of and interest on this Note as provided herein.

         If an Event of Default shall occur and be continuing, the unpaid balance of the principal of this Note may be declared due and payable in the manner and with the effect provided in the Agreement.

         IGF Holdings and all endorsers of this Note hereby waive presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default, or enforcement of this Note, assent to any and all extensions or postponements of the time of payment or any other indulgence to any substitution, exchange, or release of collateral, and/or to the addition or release of any other party or person primarily or secondarily liable, and generally waive all suretyship defenses and defenses in the nature thereof. IGF Holdings and all endorsers of this Note hereby waive any and all rights they may have to reduce the amount of principal and interest owing pursuant to this Note to satisfy any obligation or liability of Pafco or its assigns.

         IGF Holdings will pay all costs and expenses of collection, including Attorneys' fees and court costs, incurred or paid by the holder hereof enforcing this Note or the obligations evidenced hereby, to the extent permitted by law, all as provided in the Agreement.

         It is expressly understood and agreed that this Subordinated Promissory Note shall be subordinated to that certain Promissory Note issued by IGF Holdings, Inc. to Union Federal Savings Bank of Indianapolis, Indiana ("Union Federal") in the principal amount of Seven Million Five Hundred Thousand ($7,500,000) pursuant to the terms of a certain Intercreditor and Subordination Agreement entered into as of April 29, 1996 by and among IGF Holdings, Pafco and Union Federal. Further this Note is secured by and entitled to the benefits of a Pledge Agreement, dated April 29, 1996 between IGF Holdings and Pafco.

         This Note is being delivered and shall take effect as a sealed instrument and shall be governed by and construed in accordance with the laws of the State of New York.

         Pafco has the right to request that IGF Holdings substitute for this Note any number of notes with terms identical to the terms of this Note (other than the principal amount hereof) in an aggregate amount for all such substitute notes equal to the principal amount of this Note.

         Executed under seal as of the date first above written.

Witness:                                    IGF Holdings, Inc.


By: /s/ Bruce Dwyer                         By:  /s/ Douglas H. Symons
                                                 Douglas H. Symons,
Title: Vice President & CFO                      Vice President